Exhibit 99.1
EMPLOYMENT AGREEMENT
          THIS EMPLOYMENT AGREEMENT (the “Agreement”), made and entered into on this 7th day of September, 2005 (the “Effective Date”), by and between Safeguard Scientifics, Inc. a Pennsylvania corporation (the “Company”), and James A. Datin (the “Executive”), reads as follows:
ARTICLE I
RECITALS
          WHEREAS, the Executive is an individual qualified by education and experience to serve as the Company’s Executive Vice President and Managing Director, Life Sciences; and
          WHEREAS, the Company desires to appoint the Executive as the Company’s Executive Vice President and Managing Director, Life Sciences Group and to employ the Executive on the terms and conditions set forth in this Agreement; and
          WHEREAS, the Executive desires to be so employed by the Company.
          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:
ARTICLE II
DEFINITIONS
          Section 2.1. “Board” means the Board of Directors of the Company.
          Section 2.2. “Cause” means (a) Executive’s material failure to adhere to any written Company policy after Executive has been given written notice with a reasonable opportunity, to comply with such policy or cure Executive’s failure to comply of not less than thirty (30) days, (which reasonable opportunity must be granted during the period preceding termination of this Agreement); (b) Executive’s appropriation (or attempted appropriation) of a material business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company, excluding any benefit derived from the existence or exercise of Executive’s rights in the Company’s stock consistent with Company’s option and restricted stock plans; (c) Executive’s misappropriation (or attempted misappropriation) of any Company fund or property; (d) Executive’s conviction of, or his entering a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment; or (e) a material breach of this Agreement or any other agreement with or duty owed to the Company or any of its subsidiaries or affiliates if not cured within 30 days following receipt from the Company of written notice thereof.
          Section 2.3. “Change of Control” shall be deemed to have occurred if (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than any Company employee stock ownership plan or an equivalent retirement plan, becomes the beneficial owner (as such term is used in Section 13(d) of the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities, (ii) the Board ceases to consist of a majority of Continuing Directors (as defined below), (iii) the consummation of a sale of all or substantially all of the Company’s assets or a liquidation (as measured by the fair value of the assets being sold compared to the fair value of all of the Company’s assets), or (iv) a merger or other combination occurs such that a majority of the equity securities of the resultant entity after the transaction are not owned by those who owned a majority of the equity securities of the Company prior to the transaction. A “Continuing Director” shall mean a member of the Board of Directors who either (i) is a member of the Board of Directors as of the Effective Date or (ii) is nominated or appointed to serve as a Director by a majority of the then Continuing Directors.
          Section 2.4. “Change of Control Termination” means the termination of Executive’s employment under this Agreement by the Company without Cause or by Executive for Good Reason, which occurs either (i) following the commencement of serious discussions with an unrelated third party regarding the possibility of a transaction that would, if consummated, constitute a Change of Control, which discussions lead to a transaction with such unrelated third party that constitutes a Change of Control, provided that the closing of such transaction occurs within six months following the termination of Executive’s employment or (ii) within 12 months following a Change of Control.
          Section 2.5. “Code” means the Internal Revenue Code of 1986, as amended.
          Section 2.6. “Disability” means the inability of Executive, due to mental or physical impairment or disability, despite reasonable accommodations by the Company, to fully perform the material duties performed by Executive for the Company immediately prior to such disability for a period of at least 120 consecutive days or for at least 180 non-consecutive days in any 12-consecutive month period.
          Section 2.7. “Good Reason” means: (i) Executive’s assignment to or reduction in assignment of (without his consent) responsibilities, or duties that serve to diminish the status or degree of responsibility of Executive’s position, responsibilities, or duties from those in effect immediately before such assignment or reduction; (ii) a change in Executive’s reporting relationships as in effect immediately before such change that serves to diminish Executive’s position, responsibilities or duties; (iii) a change in Executive’s title to one of a lesser status; (iv) a reduction of Executive’s base salary or target bonus opportunity; (v) a material breach of this Agreement by Company; (vi) the relocation of the Company’s principal executive offices to a location which is more than 30 miles away from the location of the Company’s principal executive offices on the date of this Agreement; or (vii) Executive’s assignment (without his consent) to be based anywhere other than the Company’s principal executive offices.

Notwithstanding the foregoing, Good Reason shall not exist if the Company cures such action or failure to act that constitutes Good Reason within a reasonable period of time (which reasonable period of time shall not be longer than 30 days) following the date Executive provides the Company with notice of his intended resignation for Good Reason.
          Section 2.8. “Restricted Period” means the period commencing on the day that Executive’s employment with the Company terminates for any reason and ending on the first anniversary thereof.
ARTICLE III
EMPLOYMENT AND COMPENSATION
          Section 3.1. Employment Term.
               (a) The Company shall employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement, for the period beginning on September 7, 2005 (the “Commencement Date”), and will govern Executive’s continued employment by the Company until that employment ceases in accordance with the terms of this Agreement (such period of Executive’s employment is herein referred to as the “Term”).
               (b) If Executive dies while employed by the Company, this Agreement and Executive’s employment by the Company shall automatically terminate on the date of Executive’s death. The Company may terminate Executive’s employment and all other positions with the Company upon written notice to Executive at any time (i) due to the Disability of Executive, (ii) for Cause, or (iii) without Cause, for any or no reason. Executive may terminate his employment and all other positions with the Company at any time (i) for Good Reason, or (ii) without Good Reason, for any or no reason. Notwithstanding the generality of the preceding sentence, in the event that Executive terminates his employment pursuant to this Section 3.1(b) for any or no reason, Executive shall give sixty (60) days prior written notice to the Company prior to the effectiveness of such resignation of his employment with the Company, and such resignation shall not be effective until the expiration of such notice period, unless such notice is waived by the Company (in which case such resignation shall be effective as of the date of such waiver).
          Section 3.2. Positions and Duties. Executive will serve as Executive Vice President and Managing Director, Life Sciences Group (“EVP & MD”) of the Company, reporting directly to the Chief Executive Officer and will have all duties customarily associated with the position of an EVP & MD, all duties as are set forth in the Company’s bylaws for such position and all duties as are delegated to the EVP & MD from time to time by the CEO or the Company’s Board consistent with his position as EVP & MD. Executive shall devote his best efforts and substantially all of his business time and services to the Company and shall render his services hereunder to the Company and use his best efforts, judgment and energy in the performance of the duties assigned to him. The parties expressly agree that Executive may continue to serve as a director of Intralinks, Inc. so long as such board service does not interfere with Executive’s performance of his duties to the Company and that the activities of Intralinks,

Inc. do not compete with the activities of the Company or its subsidiaries or affiliates. Executive shall not serve as a director of any company that is not affiliated with the Company without the consent of the Board.
          Section 3.3. Compensation. The Company shall pay or cause to be paid or provided to Executive the following amounts and benefits:
               (a) Base Salary. Executive will receive an initial base salary of $375,000 per annum. The base salary shall be reviewed on an annual basis by the Board and may be increased from time to time by the Board. The initial base salary or such later revised base salary is hereinafter referred to as Executive’s “Base Salary.”
               (b) Bonus.
                  (i) 2005 Bonus. Executive will receive a bonus of $125,000, representing 100% of his 2005 pro rata bonus, payable on, or as soon as administratively practicable following, the Commencement Date (the “Signing Bonus”), the net after-tax proceeds of which Executive will use to purchase the Company’s Common Stock in one or more market transactions to be completed promptly after the Commencement Date, subject to and in compliance with any applicable law, regulations or policy, including but not limited to, the Company’s insider trading procedures.
                  (ii) Annual Bonuses Beginning in Fiscal Year 2006. For each fiscal year ending during the Term but after December 31, 2005, Executive will be eligible for an annual bonus subject to the terms of the Company’s Management Incentive Plan (the “MIP”) (or such other management bonus program as may be established by the Board from time to time). Executive’s target annual bonus will be $375,000 if specified corporate and personal performance goals established by the Board in good faith are met for that year in accordance with the MIP. Bonus payment amounts, if any, will be determined by the Board based upon the attainment of certain performance targets to be set forth in the MIP (or such other management bonus program as may be established from time to time by the Board).
               (c) Fringe Benefits. Executive will be paid a car allowance at the rate of $10,000 per annum; will be reimbursed for country club dues at the rate of $8,000 per annum; will participate in the Company’s executive medical plan (pursuant to which up to $5,000 of reasonable and necessary medical, healthcare, vision or dental expenses not allowed under normal health plans are reimbursed); will receive at the Company’s cost up to $750,000 of life insurance (assuming that Executive meets normal insurability requirements); and will be permitted to participate in all other benefit programs offered generally by the Company to its other executives.
               (d) Relocation Expenses. In the event Executive relocates his principal residence to a location in closer proximity to the Company’s offices within 24 months following the Commencement Date (the “Relocation Date”), the Company will reimburse Executive up to $100,000 for any and all documented and reasonable moving expenses, reasonable new residence establishment expenses, brokers fees for the sale of Executive’s current principal residence and fees or points paid in connection with the purchase of Executive’s new residence (the “Relocation Allowance”).
                  (i) Repayment of Relocation Allowance. If Executive terminates his employment by the Company without Good Reason, or if the Company terminates the Executive for Cause, the Executive will repay to the Company the Relocation Allowance, if any, in accordance with the following schedule:

If termination of employment occurs:	Executive will repay:

on or before the 6-month anniversary of the Relocation Date	100% of the Relocation Allowance

after the 6-month anniversary of the Relocation Date but on or before the 1-year anniversary of the Relocation Date	50% of the Relocation Allowance

after the 1-year anniversary of the Relocation Date	0% of the Relocation Allowance
               (e) Equity Incentive Compensation Grants. Executive will be granted options to purchase shares of the Company’s Common Stock in accordance with the terms of the award agreements attached hereto as Appendix A.
          Section 3.4. Reimbursement of Expenses. Executive will be reimbursed by the Company for all reasonable business expenses incurred by him in accordance with the Company’s customary expense reimbursement policies as in effect from time to time.
          Section 3.5. Indemnification. The Company will indemnify Executive for and defend Executive from claims arising from Executive’s good faith performance of his duties as an employee of the Company to the extent provided in the Company’s bylaws.
          Section 3.6. Severance; Severance Payments. Upon cessation of his employment with the Company, Executive will be entitled only to such compensation and benefits as described in this Section 3.6.
               (a) Termination without Cause or for Good Reason. If Executive’s employment by the Company is terminated by the Company without Cause or by Executive for Good Reason, Executive will be entitled to:
                  (i) payment of all accrued and unpaid Base Salary through the date of such termination;
                  (ii) a lump sum payment equal to Executive’s annual Base Salary as of the date of such termination;
                  (iii) a lump sum payment equal to the greater of (A) Executive’s target annual bonus for the year of such termination, or (B) the average of his actual bonus as received for the last three completed fiscal years; and

                  (iv) waiver of the applicable premium otherwise payable for COBRA continuation coverage for Executive (and, to the extent covered immediately prior to the date of Executive’s termination, his spouse and dependents) for a period equal to 12 months (or if COBRA continuation coverage expires or is otherwise unavailable, then, in lieu thereof, Executive will receive monthly payments equal to the monthly “applicable premium,” as that term is defined under COBRA, for a period equal to 12 months).
               (b) Change of Control Termination. In lieu of any compensation and benefits payable under Section 3.6(a), in the event that Executive’s employment by the Company ceases due to a Change of Control Termination, Executive will be entitled to:
                  (i) payment of all accrued and unpaid Base Salary through the date of such termination;
                  (ii) a lump sum payment equal to the product of (A) 2 multiplied by (B) the Executive’s annual Base Salary as of the date of such termination;
                  (iii) a lump sum payment equal to the product of (A) 2 multiplied by (B) the greater of (i) Executive’s target annual bonus for the year of such termination, or (ii) the average of his actual bonus as received for the last three completed fiscal years; and
                  (iv) waiver of the applicable premium otherwise payable for COBRA continuation coverage for Executive (and, to the extent covered immediately prior to the date of Executive’s termination, his spouse and dependents) for a period equal to 24 months (or if COBRA continuation coverage expires or is otherwise unavailable, then, in lieu thereof, Executive will receive monthly payments equal to the monthly “applicable premium,” as that term is defined under COBRA, for a period equal to 24 months).
               (c) Except as otherwise provided in this Section 3.6, all compensation and benefits will cease at the time of such termination, subject to the terms of any benefits or compensation plans then in force and applicable to Executive, and the Company shall have no further liability or obligation by reason of such termination. The payments and benefits described in this Section 3.6 are in lieu of, and not in addition to, any other severance arrangement maintained by the Company. Notwithstanding any provision of this Agreement, the payments and benefits described in Section 3.6 are conditioned on Executive’s execution and delivery to the Company of a release substantially identical to that attached hereto as Appendix B in a manner consistent with the requirements of the Older Workers Benefit Protection Act and any applicable state law (the “Release”). The severance benefits described in this Section 3.6 will be paid (or, in the case of the benefits described in Section 3.6(a)(iv) and 3.6(b)(iv), will begin to be paid or provided) as soon as the Release becomes irrevocable.
               (d) Other Terminations. If Executive’s employment with the Company ceases for any reason other than as described in Section 3.6(a) and 3.6(b) above (including but not limited to termination (a) by the Company for Cause, (b) as a result of Executive’s death, (c) as a result of Executive’s Disability, or (d) as a result of resignation by Executive without Good Reason), then the Company’s obligation to Executive will be limited solely to the payment of accrued and unpaid Base Salary and, subject to the provisions of Section 3.4, business expenses incurred through the date of such termination. All compensation and benefits will cease at the time of such termination and, except as otherwise provided by COBRA, the Company will have no further liability or obligation by reason of such termination. The foregoing will not be construed to limit Executive’s right to payment or reimbursement for claims incurred prior to the date of such termination under any insurance contract funding an employee benefit plan, policy or arrangement of the Company in accordance with the terms of such insurance contract.
          Section 3.7. Limitation on Payments. Upon Executive’s termination of employment with the Company in connection with a Change of Control, if it is determined that any payment or distribution by the Company of benefits provided under this Agreement or any other payments or benefits due upon a Change of Control (the “Change of Control Benefits”) would constitute an “excess parachute payment” within the meaning of section 280G of the Code that would be subject to an excise tax under section 4999 of the Code (the “Excise Tax”) the following provisions shall apply. If the aggregate present value to Executive of receiving the Change of Control Benefits and paying the Excise Tax is not greater than the aggregate present value to Executive of the Change of Control Benefits reduced to the safe harbor amount (as defined below), then the Company shall reduce the Change of Control Benefits such that the aggregate present value to Executive of receiving the Change of Control Benefits is equal to the safe harbor amount. Otherwise Executive shall receive the full amount of the Change of Control Benefits and Executive shall be responsible for payment of the Excise Tax. For purposes of this paragraph “present value” shall be determined in accordance with Section 280G(d)(4) of the Code and the term “safe harbor amount” shall mean an amount expressed in the present value that maximizes the aggregate present value of the Change of Control Benefits without causing any of the Change of Control Benefits to be subject to the deduction limitations set forth in Section 280G of the Code. All determinations made pursuant to this Section 3.7 shall be made by the Company’s independent public accountant immediately prior to the Change of Control (the “Accounting Firm”), which firm shall provide its determinations and any supporting calculations both to the Company and to Executive within ten days of the termination date. For purposes of determining whether payments or benefits due upon a Change of Control would constitute an “excess parachute payment,” the Accounting Firm shall take into account the relevant provisions of the Code, Treasury Regulations and rulings issued by the Internal Revenue Service that it shall determine are relevant to such determination, including, but not limited to such provisions that require the “Base Amount,” pursuant to Section 280G(b)(3) of the Code to take into account all compensation paid to Executive by the Company during the “base period,” (as defined in Section 280G(d)(2) of the Code) to the extent such compensation is includible in Executive’s ordinary income, including, but not limited to non-deferred amounts of base salary and bonus, and amounts recognized as ordinary compensation income on the Executive’s exercise of non-qualified stock options issued by the Company. Any such determination by the Accounting Firm shall be binding upon Executive and the Company. Executive shall then, in his sole discretion, determine which and how much of the Change of Control Benefits shall be eliminated or reduced consistent with the requirements of the foregoing paragraph. All of the fees and expenses of the Accounting Firm in performing the determinations referred to above shall be borne solely by the Company.

ARTICLE IV
RESTRICTIVE COVENANTS AND REMEDIES
          Section 4.1. Confidential Information.
               (a) In consideration of the employment by the Company of Executive and the consideration outlined in Article 3 of this Agreement, and as an inducement to the Company to continue to entrust Executive with its Trade Secrets (as hereinafter defined), Executive agrees that Executive will not use for himself or disclose to any person any Trade Secret of the Company obtained by Executive as a result of his employment by the Company unless authorized in writing by the Company to do so. For purposes of this Agreement, Trade Secrets will be deemed to include, but not be limited to, all confidential information (which will be deemed to be all information not otherwise available to the general public), price lists, production techniques, patents, designs, inventions, copyrighted materials, product lists, marketing strategies, equipment designs, personnel files, customer lists, and all other information or material received by Executive in connection with his employment by the Company. Upon cessation of Executive’s service to the Company for any reason, all written or electronic materials evidencing Trade Secrets, and all copies thereof, in the possession or control of Executive shall be delivered to the Company. The term Trade Secrets shall exclude (i) information that is or subsequently becomes publicly available other than as a result of Executive’s breach of this Agreement; (ii) is acquired from another source not under a duty of confidentiality to Company and not as a result of a breach of this Agreement; or (iii) is independently developed by Executive without use of the Trade Secrets.
               (b) Executive further agrees, covenants and promises that he will not in any way communicate the terms of this Agreement to any person other than his immediate family and his attorney and financial consultant or when necessary to enforce this Agreement or to advise a third party of his obligations under this Agreement until this Agreement becomes a public document by reason of its disclosure by the Company.
          Section 4.2. Ownership of Inventions and Ideas. Executive acknowledges that the Company shall be the sole owner of all the results and proceeds of his service to the Company, including but not limited to, all patents, patent applications, patent rights, formulas, copyrights, inventions, developments, discoveries, other improvements, data, documentation, drawings, charts, and other written, audio and/or visual materials relating to equipment, methods, products, processes or programs in connection with or useful to the business of the Company or any of its subsidiaries or affiliates (collectively, the “Developments”) which Executive, by himself or in conjunction with any other person, may conceive, make, acquire, acquire knowledge of, develop or create during Executive’s employment by the Company, free and clear of any claims by Executive (or any successor or assignee of Executive) of any kind or character whatsoever. Executive acknowledges that all copyrightable Developments shall be considered works made for hire under the Federal Copyright Act. Executive hereby assigns and transfers his right, title and interest in and to all such Developments and agrees that he shall, at the request of the Company, execute or cooperate with the Company in any patent applications, execute such assignments, certificates or other instruments, and do any and all other reasonable acts, as the Company from time to time reasonably deems necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend the Company’s right, title and interest in or to any such Developments.
          Section 4.3. Restrictive Covenants. In consideration of the employment by the Company of Executive and the consideration outlined in Article 3 of this Agreement, Executive agrees to be bound by this Section 4.3. Executive will not, directly or indirectly, do any of the following during the Term and the Restricted Period:
               (a) engage or participate in any business activity substantially similar to an activity from which the Company or any of its subsidiaries or affiliates derives revenue (or, with respect to the application of this provision during the Restricted Period, engage or participate in any business activity substantially similar to an activity from which the Company or any of its subsidiaries or affiliates derived revenue during the 12 months preceding the date Executive’s employment ends) (a “Competing Business”), provided that notwithstanding the foregoing, Executive’s activities as or on behalf of a private equity investor, venture capital investor or a business enterprise operating multiple companies or businesses shall not be treated as a Competing Business except to the extent such activities involve activities that compete with entities that were the Company’s subsidiaries or affiliates from which the Company derived revenue during the 12 months preceding the date Executive’s employment ends;
               (b) become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent or consultant) any person, firm, corporation, association or other entity engaged in any Competing Business. Notwithstanding the foregoing, Executive may hold up to 4.9% of the outstanding securities of any class of any publicly traded securities of any company;
               (c) solicit or call on, either directly or indirectly, for purposes of selling goods or services competitive with goods or services sold by the Company or any of its subsidiaries or affiliates, any customer with whom the Company shall have dealt or any prospective customer that the Company has identified and solicited at any time during the Executive’s employment by the Company;
               (d) adversely influence or attempt to adversely influence any supplier, customer or potential customer of the Company to terminate or modify any written or oral agreement or course of dealing with the Company;
               (e) adversely influence or attempt to adversely influence any person to terminate or modify any employment, consulting, agency, distributorship or other arrangement with the Company; or
               (f) employ or retain, or arrange to have any other person or entity employ or retain, any employee or consultant of the Company or any of its subsidiaries or affiliates (or with respect to the application of this provision during the Restricted Period, any person or entity who, within the 12 months preceding the date Executive’s employment by the Company ends, was employed or engaged by the Company or any of its subsidiaries or affiliates as an employee or consultant).

          Executive acknowledges that the restrictions contained in Sections 4.1, 4.2 and 4.3 are reasonable and necessary to protect the legitimate interests of the Company and its subsidiaries and affiliates and that the duration of the Restricted Period, and the provisions of Sections 4.1, 4.2 and 4.3, are reasonable given Executive’s position within the Company and the substantial consideration payable under this Agreement. Executive further acknowledges that Sections 4.1, 4.2 and 4.3 are included herein in order to induce the Company to enter into this Agreement and that the Company would not have entered into this Agreement or in the absence of these provisions.
          Section 4.4. Enforcement.
               (a) Specific Enforcement. Executive acknowledges that any breach by him, willfully or otherwise, of this Article 4 will cause continuing and irreparable injury to the Company for which monetary damages would not be an adequate remedy. Executive will not, in any action or proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that such an adequate remedy at law exists. In the event of any such breach by Executive, the Company will have the right to enforce this Agreement by seeking injunctive or other relief in any court and this Agreement will not in any way limit remedies of law or in equity otherwise available to the Company.
               (b) Restitution. If Executive breaches any part of Section 4.1, 4.2 or 4.3, the Company will have the right and remedy to require Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Executive as the result of such breach. This right and remedy will be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.
               (c) Extension of Restricted Period. If Executive breaches Section 4.1, 4.2 or 4.3, the Restricted Period will be extended by an amount of time equal to the period that Executive was in breach.
               (d) Judicial Modification. If any court determines that Section 4.1, 4.2 or 4.3, or this Section 4.4 (or any part thereof) is unenforceable because of its duration or geographic scope, that court will have the power to modify that section and, in its modified form, that section will then be enforceable.
               (e) Restrictions Enforceable in All Jurisdictions. If any court holds that Section 4.1, 4.2 or 4.3, or this Section 4.4 (or any part thereof) is unenforceable by reason of its breadth or scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the right of the Company to the relief provided above in the courts of any other jurisdiction within the geographic scope of this section.
               (f) Disclosure of Protective Provisions. Executive agrees to disclose the existence and terms of Sections 4.1, 4.2 and 4.3 to any employer for whom Executive works during the two year period following Executive’s cessation of employment by the Company. Executive also agrees that for a period of one year following his cessation of employment by the Company, Executive will provide, and that at all times after the date hereof the Company may similarly provide, a copy of this Section 4 to any business or enterprise (i) which Executive may directly or indirectly own, manage, operate, finance, join, control or of which he may participate in the ownership, management, operation, financing, or control, or (ii) with which Executive may be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise, or in connection with which Executive may use or permit to be used Executive’s name.
ARTICLE V
MISCELLANEOUS
          Section 5.1. No Liability of Officers and Directors for Severance Upon Insolvency. Notwithstanding any other provision of the Agreement and intending to be bound by this provision, Executive hereby (a) waives any right to claim payment of amounts owed to him, now or in the future, pursuant to this Agreement from directors or officers of the Company if the Company becomes insolvent, and (b) fully and forever releases and discharges the Company’s officers and directors from any and all claims, demands, liens, actions, suits, causes of action or judgments arising out of any present or future claim for such amounts.
          Section 5.2. Other Agreements. Executive represents and warrants to the Company that there are no restrictions, agreements or understandings whatsoever to which he is a party that would prevent or make unlawful his execution of this Agreement, that would be inconsistent or in conflict with this Agreement or Executive’s obligations hereunder, or that would otherwise prevent, limit or impair the performance by Executive of his duties under this Agreement.
          Section 5.3. Payments Subject to Tax Withholding. All payments and transfers of property described in this Agreement will be made net of any applicable tax withholding.
          Section 5.4. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the Company and Executive and their respective successors, executors, administrators and heirs. Executive may not make any assignment of this Agreement or any interest herein, by operation of law or otherwise. The Company shall assign this Agreement to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise.
          Section 5.5. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. However, if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision, and this Agreement will be reformed, construed and enforced as though the invalid, illegal or unenforceable provision had never been herein contained.
          Section 5.6. Entire Agreement; Amendments. Except as otherwise provided herein, this Agreement contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof. Therefore, this Agreement merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to Executive’s employment, compensation, severance, termination or any related matter. This

Agreement may not be changed or modified, except by an Agreement in writing signed by both Executive and the Company.
          Section 5.7. Notice. Any notice or communication required or permitted under this Agreement will be made in writing and (a) sent by overnight courier, (b) mailed by certified or registered mail, return receipt requested or (c) sent by telecopier, addressed as follows:
          If to Executive:
Mr. James A. Datin
21 Estates Drive
Doylestown, PA 18901
          If to the Company:
Safeguard Scientifics, Inc.
435 Devon Park Drive
Wayne, PA 19087
Attn: General Counsel
          with a copy to:
Pepper Hamilton LLP
3000 Two Logan Square
18th & Arch Streets
Philadelphia, PA 19103
Attn: Barry M. Abelson, Esq.
Fax: 215-981-4750
          Section 5.8. Governing Law/Arbitration. This agreement will be construed and enforced in accordance with the law of the Commonwealth of Pennsylvania without regard to the conflicts of laws rules of any state. Executive hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the Commonwealth of Pennsylvania and of the United States of America, in each case located in Philadelphia, Pennsylvania, for any actions, suits or proceedings arising out of or relating to this Agreement and equity incentive grants made pursuant to this Agreement (“Litigation”) and agrees not to commence any Litigation except in any such court, and further agrees that service of process, summons, notice or document by U.S. registered mail to his respective address shall be effective service of process for any Litigation brought against him in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation in the courts of the Commonwealth of Pennsylvania or of the United States of America, in each case located in Philadelphia, Pennsylvania, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any Litigation brought in any such court has been brought in an inconvenient forum.

          Section 5.9. Counterparts and Facsimiles. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument.
          Section 5.10. Compliance with Section 409A of the Code. Notwithstanding anything herein to the contrary, if payment of any of the amounts to be made pursuant to this Agreement is required to be postponed in order to avoid disadvantageous tax treatment under Section 409A of the Internal Revenue Code (as added by the American Jobs Creation Act of 2004), payment of such amounts shall be postponed for up to six months until payment is permitted under Section 409A. If payment of any such amount is postponed, the postponed portion will be paid as soon as payment is permitted under Section 409A. Likewise, the terms related to the transfer of equity or any related payment as described under Section 3.3(e) shall be amended to the extent necessary to avoid disadvantageous tax treatment under, or to comply with, Section 409A and related regulations issued pursuant thereto.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

SAFEGUARD SCIENTIFICS, INC.		JAMES A. DATIN

By:	/s/ Steven J. Feder	/s/ James A. Datin

	Steven J. Feder	James A. Datin

Title:	Senior Vice President and
General Counsel

Appendix A
Stock Option Award Agreements

Safeguard Scientifics, Inc., a Pennsylvania corporation (the “Company”), hereby grants to the grantee named below (“Grantee”) an option (this “Option”) to purchase the total number of shares shown below of Common Stock of the Company (the “Shares”) at the exercise price per share set forth below, as an inducement to accept employment with the Company pursuant to that certain employment agreement between the Company and Grantee dated September 7, 2005 (the “Employment Agreement”), subject to all of the terms and conditions on the subsequent pages of this Stock Option Grant Certificate. Although the grant is not made pursuant to the 2004 Equity Compensation Plan (the “Plan”), except as otherwise provided herein, the grant shall be subject to the rules of the Plan as if it were a grant made pursuant to the Plan. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan. The terms and conditions set forth on subsequent pages hereto and the terms and conditions of the Plan are incorporated herein by reference. This Stock Option Grant Certificate shall constitute the “Agreement” for this Option as such term is used in the Plan.

Grant Date:	September 7, 2005

Type of Option:	Nonqualified Option

Shares Subject to Option:	500,000

Exercise Price Per Share:	$[average of the high and low
prices on grant date]

Term of Option:	8 years
Shares subject to issuance under this Option will vest 25% on the first anniversary of the Grant Date and in 36 equal monthly installments thereafter; provided, however, if Grantee’s employment terminates prior to the date this option would otherwise become fully vested as a result of (i) death, (ii) “Disability” (as defined in the Employment Agreement) or (iii) retirement on or after his or her 65th birthday, this option will be deemed fully vested as of the date of such termination. In addition, this option will be deemed fully vested upon the occurrence of a “Change of Control Termination” (as such term is defined in the Employment Agreement).
The Company shall have the right, without the consent of Grantee, to amend the terms of this Stock Option Grant Certificate to the extent necessary or appropriate, as determined by the Company in its sole discretion, to conform with Section 409A of the Internal Revenue Code of 1986, as amended.
Grantee hereby acknowledges receipt of a copy of the Plan, represents that Grantee has read the Plan and understands the terms and provisions of the Plan, and accepts this Option as if it were granted pursuant to the Plan and subject to all the terms and conditions of the Plan and this Stock Option Grant Certificate, except as otherwise provided herein. Grantee acknowledges that the grant and exercise of this Option, and the sale of Shares obtained through the exercise of this Option, may have tax implications that could result in adverse tax consequences to the Grantee and that Grantee is not relying on the Company for any tax, financial or legal advice and will consult a tax adviser prior to such exercise or disposition.
This Option is designated a nonqualified stock option. It is not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
In witness whereof, this Stock Option Grant Certificate has been executed by the Company by a duly authorized officer as of the date specified hereon.
Safeguard Scientifics, Inc.
Christopher J. Davis, Executive Vice President and Chief Administrative & Financial Officer

James A. Datin

1. Option Expiration. The Option shall automatically terminate upon the happening of the first of the following events:
     (a) the expiration of the 90-day period after the Grantee ceases to be employed by, or providing services to, the Company, if the termination is for any reason other than involuntary termination without Cause or voluntary termination with Good Reason, Disability, death, Cause, a Change of Control Termination or retirement as provided herein;
     (b) the expiration of the one-year period after the Grantee ceases to be employed by, or providing services to, the Company, on account of the Grantee’s involuntary termination without Cause or voluntary termination with Good Reason (not including a Change of Control Termination);
     (c) the expiration of the one-year period after the Grantee ceases to be employed by, or providing services to, the Company on account of the Grantee’s Disability;
     (d) the expiration of the one-year period after the Grantee ceases to be employed by, or providing services to, the Company if the Grantee dies while employed by the Company or if the Grantee dies within three months after the Grantee ceases to be so employed on account of a termination described in subparagraph (a) above;
     (e) the date on which the Grantee ceases to be employed by, or providing services to, the Company for Cause;
     (f) the expiration of the one-year period after the Grantee’s employment or service terminates as a result of retirement on or after the Grantee’s sixty-fifth birthday, or after such earlier date as may be determined by the Committee, in its sole discretion, to be warranted given the particular circumstances surrounding the earlier termination of the Grantee’s employment or service; or
     (g) where there has been a Change of Control Termination, the two-year period after the Grantee ceases to be employed by, or providing services to, the Company, on account of the Grantee experiencing a Change of Control Termination.
     Notwithstanding the foregoing, in no event may the Option be exercised after the expiration of the Term of Option specified on page 1. For purposes of this Option, the terms “Cause,” “Good Reason,” “Disability” and “Change of Control Termination” shall have the meaning given to them in the Employment Agreement. Other than as set forth in this Agreement, any portion of the Option that is not vested at the time the Grantee ceases to be employed by, or providing service to, the Company shall immediately terminate.
     In the event a Grantee ceases to be employed by, or providing service to, the Company for Cause, the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates upon refund by the Company of the exercise price paid by the Grantee for such shares.
2. Exercise Procedures.
     (a) Subject to the provisions of this Stock Option Grant Certificate and the Plan, the Grantee may exercise part or all of the vested Option by giving the Company written notice of intent to exercise in the manner provided in Paragraph 11 below, specifying the number of Shares as to which the Option is to be exercised. On the delivery date, the Grantee shall pay the exercise price (i) in cash, (ii) by delivering Shares of the Company (duly endorsed for transfer or accompanied by stock powers signed in blank) which shall be valued at their fair market value on the date of delivery, or (iii) by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. The Committee may impose from time to time such limitations as it deems appropriate on the use of Shares of the Company to exercise the Option.
     (b) The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Grantee (or other person exercising the Option after the Grantee’s death) represent that the Grantee is purchasing Shares for the Grantee’s own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Board deems appropriate. All obligations of the Company under this Stock Option Grant Certificate shall be subject to the rights of the Company as set forth in the Plan as if the grant had been issued pursuant to the Plan, to withhold amounts required to be withheld for any taxes, if applicable. Subject to Committee approval, the Grantee may elect to satisfy any income tax withholding obligation of the Company with respect to the Option by having Shares withheld up to an amount that does not exceed the minimum marginal tax rate for federal (including FICA), state and local tax liabilities.
     3. Change of Control. The provisions of the Employment Agreement and this Stock Option Grant Certificate relating to Change of Control and Change of Control Termination shall override any provisions of the Plan relating to Change of Control.

4. Restrictions on Exercise. Only the Grantee may exercise the Option during the Grantee’s lifetime. After the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Stock Option Grant Certificate. Notwithstanding the foregoing, the Committee may provide, at or after grant, that a Grantee may transfer nonqualified stock options pursuant to a domestic relations order or to family members or other persons or entities on such terms as the Committee may determine.
5. Grant Subject to Plan Provisions; Entire Agreement. This grant is made separate from the Plan, as an inducement to Grantee to accept employment pursuant to the Employment Agreement. Notwithstanding the preceding sentence, except to the extent otherwise stated in this Stock Option Grant Certificate or to the extent the context otherwise requires, this grant shall be interpreted as if it had been granted pursuant to the Plan. The grant and exercise of the Option shall be subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Shares, (iii) capital or other changes of the Company, and (iv) other requirements of applicable law, all as if the grant had been made pursuant to the Plan. The Committee shall have the authority to interpret and construe the Option as if it had been granted pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder. This Stock Option Grant Certificate represents the entire agreement between the parties with respect to the grant of the Option and may only be modified or amended in a writing signed by both parties.
6. No Employment Rights. The grant of the Option shall not confer upon the Grantee any right to be retained by or in the employ of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee’s employment or service at any time pursuant to the Employment Agreement. No policies, procedures or statements of any nature by or on behalf of the Company (whether written or oral, and whether or not contained in any formal employee manual or handbook) shall be construed to modify this Stock Option Grant Certificate or to create express or implied obligations to the Grantee of any nature.
7. No Stockholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option until certificates for Shares have been issued upon the exercise of the Option.
8. No Disclosure. The Grantee acknowledges that the Company has no duty to disclose to the Grantee any material information regarding the business of the Company or affecting the value of the Shares before or at the time of a termination of the Grantee’s employment, including without limitation any plans regarding a public offering or merger involving the Company.
9. Assignment and Transfers. The rights and interests of the Grantee under this Stock Option Grant Certificate may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Stock Option Grant Certificate, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Stock Option Grant Certificate may be assigned by the Company without the Grantee’s consent.
10. Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and determined in accordance with the laws of the Commonwealth of Pennsylvania.
11. Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the General Counsel at the Company’s headquarters and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

Safeguard Scientifics, Inc., a Pennsylvania corporation (the “Company”), hereby grants to the grantee named below (“Grantee”) an option (this “Option”) to purchase the total number of shares shown below of Common Stock of the Company (the “Shares”) at the exercise price per share set forth below, as an inducement to accept employment with the Company pursuant to that certain employment agreement between the Company and Grantee dated September 7, 2005 (the “Employment Agreement”), subject to all of the terms and conditions on the subsequent pages of this Stock Option Grant Certificate. Although the grant is not made pursuant to the 2004 Equity Compensation Plan (the “Plan”), except as otherwise provided herein, the grant shall be subject to the rules of the Plan as if it were a grant made pursuant to the Plan. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan. The terms and conditions set forth on subsequent pages hereto and the terms and conditions of the Plan are incorporated herein by reference. This Stock Option Grant Certificate shall constitute the “Agreement” for this Option as such term is used in the Plan.

Grant Date:	September 7, 2005

Type of Option:	Nonqualified Option

Shares Subject to Option:	1,500,000

Exercise Price Per Share:	$[average of high and low
prices on grant date]

Term of Option:	8 years
Shares subject to issuance under this Option will vest solely as provided in Section 3 of this Stock Option Grant Certificate.
The Company shall have the right, without the consent of Grantee, to amend the terms of this Stock Option Grant Certificate to the extent necessary or appropriate, as determined by the Company in its sole discretion, to conform with Section 409A of the Internal Revenue Code of 1986, as amended.
Grantee hereby acknowledges receipt of a copy of the Plan, represents that Grantee has read the Plan and understands the terms and provisions of the Plan, and accepts this Option as if it were granted pursuant to the Plan and subject to all the terms and conditions of the Plan and this Stock Option Grant Certificate, except as otherwise provided herein. Grantee acknowledges that the grant and exercise of this Option, and the sale of Shares obtained through the exercise of this Option, may have tax implications that could result in adverse tax consequences to the Grantee and that Grantee is not relying on the Company for any tax, financial or legal advice and will consult a tax adviser prior to such exercise or disposition.
This Option is designated a nonqualified stock option. It is not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
In witness whereof, this Stock Option Grant Certificate has been executed by the Company by a duly authorized officer as of the date specified hereon.
Safeguard Scientifics, Inc.
Christopher J. Davis, Executive Vice President and Chief Administrative & Financial Officer

James A. Datin

1. Option Expiration. The Option shall automatically terminate upon the happening of the first of the following events:
     (a) the expiration of the 90-day period after the Grantee ceases to be employed by, or providing services to, the Company, if the termination is for any reason other than involuntary termination without Cause or voluntary termination with Good Reason, Disability, death, Cause, a Change of Control Termination or retirement as provided herein;
     (b) the expiration of the one-year period after the Grantee ceases to be employed by, or providing services to, the Company, on account of the Grantee’s involuntary termination without Cause or voluntary termination with Good Reason (not including a Change of Control Termination);
     (c) the expiration of the one-year period after the Grantee ceases to be employed by, or providing services to, the Company on account of the Grantee’s Disability;
     (d) the expiration of the one-year period after the Grantee ceases to be employed by, or providing services to, the Company if the Grantee dies while employed by the Company or if the Grantee dies within three months after the Grantee ceases to be so employed on account of a termination described in subparagraph (a) above;
     (e) the date on which the Grantee ceases to be employed by, or providing services to, the Company for Cause;
     (f) the expiration of the one-year period after the Grantee’s employment or service terminates as a result of retirement on or after the Grantee’s sixty-fifth birthday, or after such earlier date as may be determined by the Committee, in its sole discretion, to be warranted given the particular circumstances surrounding the earlier termination of the Grantee’s employment or service; or
     (g) where there has been a Change of Control Termination, the two-year period after the Grantee ceases to be employed by, or providing services to, the Company, on account of the Grantee experiencing a Change of Control Termination.
     Notwithstanding the foregoing, in no event may the Option be exercised after the expiration of the Term of Option specified on page 1. For purposes of this Option, the terms “Cause,” “Good Reason,” “Disability” and “Change of Control Termination” shall have the meaning given to them in the Employment Agreement. Other than as set forth in this Agreement, any portion of the Option that is not vested at the time the Grantee ceases to be employed by, or providing service to, the Company shall immediately terminate.
     In the event a Grantee ceases to be employed by, or providing service to, the Company for Cause, the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates upon refund by the Company of the exercise price paid by the Grantee for such shares.
2. Exercise Procedures.
     (a) Subject to the provisions of this Stock Option Grant Certificate and the Plan, the Grantee may exercise part or all of the vested Option by giving the Company written notice of intent to exercise in the manner provided in Paragraph 12 below, specifying the number of Shares as to which the Option is to be exercised. On the delivery date, the Grantee shall pay the exercise price (i) in cash, (ii) by delivering Shares of the Company (duly endorsed for transfer or accompanied by stock powers signed in blank) which shall be valued at their fair market value on the date of delivery, or (iii) by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. The Committee may impose from time to time such limitations as it deems appropriate on the use of Shares of the Company to exercise the Option.
     (b) The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Grantee (or other person exercising the Option after the Grantee’s death) represent that the Grantee is purchasing Shares for the Grantee’s own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Board deems appropriate. All obligations of the Company under this Stock Option Grant Certificate shall be subject to the rights of the Company as set forth in the Plan as if the grant had been issued pursuant to the Plan, to withhold amounts required to be withheld for any taxes, if applicable. Subject to Committee approval, the Grantee may elect to satisfy any income tax withholding obligation of the Company with respect to the Option by having Shares withheld up to an amount that does not exceed the minimum marginal tax rate for federal (including FICA), state and local tax liabilities.

3. Vesting and Forfeiture of Unvested Options.
     (a) In the event of Grantee’s termination of employment for any reason, Grantee shall forfeit all Options in which Grantee is not vested at the time of his cessation of service in accordance with the Vesting Schedule set forth in Section 3(b) (hereinafter referred to as the “Unvested Options”).
     (b) (1) Basic Vesting.
          If the Grantee remains actively employed by the Company through the applicable vesting events, Grantee shall acquire a vested interest in, and the forfeiture provisions of this Section 3 shall lapse, according to the following schedule:
          (i) 150,000 Options shall vest and become exercisable on the first date after the Grant Date that the average Market Capitalization of the Company for the twenty (20) consecutive trading days ending immediately prior to such date equals or exceeds $272,943,623, provided that the total number of Options that shall have vested under this Section 3(b) as of such date shall not exceed 150,000.
          (ii) An additional 300,000 Options shall vest and become exercisable on the first date after the Grant Date that the average Market Capitalization of the Company for the twenty (20) consecutive trading days ending immediately prior to such date equals or exceeds $422,943,623, provided that the total number of Options that shall have vested under this Section 3(b) as of such date shall not exceed 450,000.
          (iii) An additional 450,000 Options shall vest and become exercisable on the first date after the Grant Date that the average Market Capitalization of the Company for the twenty (20) consecutive trading days ending immediately prior to such date equals or exceeds $622,943,623, provided that the total number of Options that shall have vested under this Section 3(b) as of such date shall not exceed 900,000.
          (iv) An additional 600,000 Options shall vest and become exercisable on the first date after the Grant Date that the average Market Capitalization of the Company for the twenty (20) consecutive trading days ending immediately prior to such date equals or exceeds $872,943,623, provided that the total number of Options that shall have vested under this Section 3(b) as of such date shall not exceed 1,500,000.
          (2) Additional Vesting for Partial Achievement of Performance Goals.
          The purpose of this Section 3(b)(2) is to provide a mechanism to allow the vesting of Options under circumstances where Market Capitalization during a semi-annual period exceeds the Base Market Capitalization or one of the vesting thresholds in Section 3(b)(1)(i), (ii) or (iii) above, equal to the pro rated portion of the additional Options that would vest and become exercisable upon the satisfaction of the next higher vesting threshold that corresponds to the pro rated portion of the incremental Market Capitalization performance target that is achieved during such semi-annual period.
          As of the last day of each six-month period during the term of the Option beginning on the Grant Date and each half-year anniversary thereof during which the Grantee has been continuously employed by the Company (the “Test Period”), the Company shall determine the highest average Market Capitalization of the Company for any twenty (20) consecutive trading days within such Test Period (the “Test Market Capitalization”). Based on the Test Market Capitalization, as of the last day of the Test Period, additional Options shall vest as follows (in each case, rounded to the nearest whole Option):
          (i) If the Test Market Capitalization is less than the Base Market Capitalization, no additional Options shall vest and become exercisable.
          (ii) If the Test Market Capitalization is greater than the Base Market Capitalization, but less than $272,943,623, an additional number of Options shall vest and become exercisable, determined as the positive difference if any, of :
(A) the product of 150,000 times a fraction, the numerator of which is the excess of the Test Market Capitalization over the Base Market Capitalization, and the denominator of which is $100,000,000, minus
(B) the number of Options that have previously vested under this Section 3(b).
          (iii) If the Test Market Capitalization is greater than $272,943,623, but less than $422,943,623, an additional number of Options shall vest and become exercisable, determined as the positive difference, if any, of

(A) the sum of (I) 150,000 plus (II) the product of 300,000 times a fraction, the numerator of which is the excess of the Test Market Capitalization over $272,943,623, and the denominator of which is $150,000,000, minus
(B) the number of Options that have previously vested under this Section 3(b).
          (iv) If the Test Market Capitalization is greater than $422,943,623, but less than $622,943,623, an additional number of Options shall vest and become exercisable, determined as the positive difference, if any, of
(A) the sum of (I) 450,000 plus (II) the product of 450,000 times a fraction, the numerator of which is the excess of the Test Market Capitalization over $422,943,623, and the denominator of which is $200,000,000, minus
(B) the number of Options that have previously vested under this Section 3(b).
          (v) If the Test Market Capitalization is greater than $622,943,623, but less than $872,943,623, an additional number of Options shall vest and become exercisable, determined as the positive difference, if any, of
(A) the sum of (I) 900,000 plus (II) the product of 600,000 times a fraction, the numerator of which is the excess of the Test Market Capitalization over $622,943,623, and the denominator of which is $250,000,000, minus
(B) the number of Options that have previously vested under this Section 3(b).
          For purposes of this Section 3(b), “Market Capitalization” for a given date means (A) the per share closing price of the Company’s common stock listed on the New York Stock Exchange, as reported on the composite tape for transactions on the New York Stock Exchange (or if the Company’s common stock is not principally traded on such exchange, the per share closing price of the common stock on the Nasdaq National Market, as reported on the composite tape for transactions on the Nasdaq National Market, or if the Company’s common stock is not principally traded on such market, the mean between the last reported “bid” and “asked” prices of common stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Board determines; if the Company’s common stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the price per share shall be as determined by the Board in its sole and absolute discretion); multiplied by (B) 134,064,824 total outstanding shares. In the event of any changes in the number or kind of shares of common stock outstanding by reason of a stock dividend, spinoff, recapitalization, stock split or combination or exchange of shares, the number of outstanding shares set forth in the preceding sentence shall be adjusted appropriately to reflect such changes.
          The term “Base Market Capitalization” shall mean $172,943,623.
Notwithstanding the foregoing, in the event of a “Change of Control Termination,” as such term is defined in the Employment Agreement, the Grantee shall be deemed to be fully vested in any Unvested Options.
4. Change of Control. The provisions of the Employment Agreement and this Stock Option Grant Certificate relating to Change of Control and Change of Control Termination shall override any provisions of the Plan relating to Change of Control.
5. Restrictions on Exercise. Only the Grantee may exercise the Option during the Grantee’s lifetime. After the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Stock Option Grant Certificate. Notwithstanding the foregoing, the Committee may provide, at or after grant, that a Grantee may transfer nonqualified stock options pursuant to a domestic relations order or to family members or other persons or entities on such terms as the Committee may determine.
6. Grant Subject to Plan Provisions; Entire Agreement. This grant is made separate from the Plan, as an inducement to Grantee to accept employment pursuant to the Employment Agreement. Notwithstanding the preceding sentence, except to the extent otherwise stated in this Stock Option Grant Certificate or to the extent the context otherwise requires, this grant shall be interpreted as if it had been granted pursuant to the Plan. The grant and exercise of the Option shall be subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Shares, (iii) capital or other changes of the Company, and (iv) other requirements of applicable law, all as if the grant had been made pursuant to the Plan. The Committee shall have the authority to interpret and construe the Option as if it had been granted pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder. This Stock Option Grant Certificate represents the entire agreement between the parties with respect to the grant of the Option and may only be modified or amended in a writing signed by both parties.
7. No Employment Rights. The grant of the Option shall not confer upon the Grantee any right to be retained by or in the employ of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee’s employment or service at any time pursuant to the Employment Agreement. No policies, procedures or statements of any nature by or on behalf of the Company (whether written or oral, and whether or not contained in any formal employee manual or handbook) shall be construed to modify this Stock Option Grant Certificate or to create express or implied obligations to the Grantee of any nature.
8. No Stockholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option until certificates for Shares have been issued upon the exercise of the Option.
9. No Disclosure. The Grantee acknowledges that the Company has no duty to disclose to the Grantee any material information regarding the business of the Company or affecting the value of the Shares before or at the time of a termination of the Grantee’s employment, including without limitation any plans regarding a public offering or merger involving the Company.
10. Assignment and Transfers. The rights and interests of the Grantee under this Stock Option Grant Certificate may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Stock Option Grant Certificate, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Stock Option Grant Certificate may be assigned by the Company without the Grantee’s consent.
11. Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and determined in accordance with the laws of the Commonwealth of Pennsylvania.
12. Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the General Counsel at the Company’s headquarters and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

Appendix B
Release

RELEASE OF CLAIMS
     FOR AND IN CONSIDERATION OF the benefits to be provided to James A. Datin (“Executive”) in connection with the termination of his employment, as set forth in that certain Employment Agreement by and between Safeguard Scientifics, Inc. (the “Company”) and Executive, dated September 7, 2005 (the “Employment Agreement”), which are conditioned on Executive signing this Release of Claims and to which Executive is not otherwise entitled, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Executive does hereby REMISE, RELEASE, AND FOREVER DISCHARGE the Company and each of its past or present subsidiaries and affiliates, its and their past or present officers, directors, stockholders, employees and agents, their respective successors and assigns, heirs, executors and administrators, the pension and employee benefit plans of the Company, or of its past or present subsidiaries or affiliates, and the past or present trustees, administrators, agents, or employees of the pension and employee benefit plans (hereinafter collectively included within the term the “Company”), acting in any capacity whatsoever, of and from any and all manner of actions and causes of actions, suits, debts, claims and demands whatsoever in law or in equity, which Executive ever had, now have, or hereafter may have, or which Executive’s heirs, executors or administrators hereafter may have, by reason of any matter, cause or thing whatsoever from the beginning of Executive’s employment with the Company to the date of this Agreement and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to Executive’s employment relationship and/or the termination of Executive’s employment relationship with the Company, including but not limited to, any claims which have been asserted, could have been asserted, or could be asserted now or in the future under any federal, state or local laws, including any claims under the Pennsylvania Human Relations Act, 43 PA. C.S.A. §§ 951 et seq., as amended, the Rehabilitation Act of 1973, 29 USC §§ 701 et seq., as amended, Title VII of the Civil Rights Act of 1964, 42 USC §§ 2000e et seq., as amended, the Civil Rights Act of 1991, 2 USC §§ 60 et seq., as applicable, the Age Discrimination in Employment Act of 1967, 29 USC §§ 621 et seq., as amended ( “ADEA”), the Americans with Disabilities Act, 29 USC §§ 706 et seq., and the Employee Retirement Income Security Act of 1974, 29 USC §§ 301 et seq., as amended, any contracts between the Company and Executive and any common law claims now or hereafter recognized and all claims for counsel fees and costs; provided, however, that this Release of Claims shall not apply to any entitlements under the terms of the Employment Agreement or under any other plans or programs of the Company in which Executive participated and under which Executive has accrued and become entitled to a benefit other than under any Company separation or severance plan or programs and provided, further, that this Release of Claims shall not apply to any claims Executive may have as a stockholder of the Company so long as Executive is not the moving, initiating or lead party.
     The Executive acknowledges that the restrictive covenants contained in Article IV of the Employment Agreement will survive the termination of his employment. The Executive affirms that those restrictive covenants are reasonable and necessary to protect the legitimate interests of the Company, that he received adequate consideration in exchange for agreeing to those restrictions and that he will abide by those restrictions.
     In signing this Release of Claims, Executive acknowledges his understanding that he may not sign it prior to the termination of his employment, but that he may consider the terms of this

Release of Claims for up to twenty-one (21) days (or such longer period as the Company may specify) from the date Executive’s employment with the Company terminates. Executive also acknowledges that he is advised by the Company and its subsidiaries and other affiliates to seek the advice of an attorney prior to signing this Release of Claims; that Executive has had sufficient time to consider this Release of Claims and to consult with an attorney, if he wished to do so, or to consult with any other person of his choosing before signing; and that he is signing this Release of Claims voluntarily and with a full understanding of its terms. Executive further acknowledge that, in signing this Release of Claims, he has not relied on any promises or representations, express or implied, that are not set forth expressly in the Employment Agreement. Executive understands that he may revoke this Release of Claims at any time within seven (7) days of the date of his signing by written notice to the Company and that this Release of Claims will take effect only upon the expiration of such seven-day revocation period and only if Executive has not timely revoked it.
     Intending to be legally bound, Executive has signed this Release of Claims under seal as of the date written below.

Signature:

Name (please print): James A. Datin

Date Signed: